UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Blvd., Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2007, Solar Thin Power, Inc. (the “Solar Thin Power”), a majority owned subsidiary of Solar Thin Films, Inc. (the “Company”) issued and sold an aggregate of 3,385,000 shares of common stock of Solar Thin Power.to 6 accredited investors (the “Investors”) in a private placement (the “Private Placement”). In addition, the Investors also received warrants to purchase an aggregate of 3,385,000 shares of common stock of the Company at an exercise price of $3.30 per share, subject to adjustment as provided therein (the “Warrants”). The Warrants expire 5 years from the date of issuance. After deducting the expenses of the Private Placement, Solar Thin Powere received net proceeds of $3,348,395.50.

The Company and its majority owned subsidiary Solar Thin Power claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

4.1 - Form of Subscription Agreement 4.2 - Form of Series E Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: December 28, 2007	/s/ Peter Lewis
Name: Peter Lewis
Title: Chief Executive Officer